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                                                                    EXHIBIT 99.6

               If you vote your proxy by Internet or by telephone,
                  you do NOT need to mail back your proxy card.

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PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        SUPERCONDUCTOR TECHNOLOGIES INC.

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      The undersigned hereby appoints M. Peter Thomas and Martin S. McDermut and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Common
Stock of Superconductor Technologies Inc. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders of Superconductor Technologies
Inc. to be held [                 ], 2002 or any adjournment thereof, with all
powers which the undersigned would possess if present at the Special Meeting.

       (Continued, and to be marked, dated and signed, on the other side)

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                     * Detach here from proxy voting card *

             YOU CAN NOW ACCESS YOUR ______________ ACCOUNT ONLINE.

Access your ______________ shareholder account online via Investor ServiceDirect(SM)(ISD).

Registrar and Transfer Company, transfer agent for Superconductor Technologies Inc. now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

  -  View account status                  -  Make address changes
  -  View payment history for dividends   -  View book-entry information
  -  View certificate history             -  Obtain a duplicate 1099 tax form
                                          -  Establish/change your PIN

                VISIT US ON THE WEB AT HTTP://WWW._______________
                 AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.

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STEP 1: FIRST TIME USERS ESTABLISH A PIN     STEP 2: LOG IN FOR ACCOUNT ACCESS         STEP 3: ACCOUNT STATUS SCREEN
You must first establish a Personal          You are now ready to log in. To access    You are now ready to access your
Identification Number (PIN) online by        your account please enter your            account information. Click on
following the directions provided in the     -  SSN                                    the appropriate button to view
upper right portion of the web screen as     -  PIN                                    or initiate transactions.
follows. You will need to provide your       -  Then click on the SUBMIT button        -  Certificate History
Social Security Number (SSN) to               If you have more than one account, you    -  Book-Entry Information
establish a PIN.                             will now be asked to select the           -  Issue Certificate
INVESTOR ServiceDirect(SM) is CURRENTLY      appropriate account.                      -  Payment History
ONLY AVAILABLE FOR DOMESTIC INDIVIDUAL AND                                             -  Address Change
JOINT ACCOUNTS.                                                                        -  Duplicate 1099
-  SSN
-  PIN
-  Then click on the ESTABLISH PIN button
Please be sure to remember your PIN, or
maintain it in a secure place for future
reference.
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              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                       9AM-7PM MONDAY-FRIDAY EASTERN TIME

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 THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY         PLEASE MARK YOUR    [X]
                  WILL BE VOTED "FOR" THE PROPOSAL LISTED BELOW.                            VOTES AS INDICATED
                                                                                            IN THIS EXAMPLE
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
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS      FOR           AGAINST         ABSTAIN
Proposal One--Approval of the merger, approval and              [ ]             [ ]             [ ]
adoption of the merger agreement, and approval of the
issuance of Superconductor common stock pursuant to the
merger agreement.

Proposal Two--Approval of Superconductor's private              [ ]             [ ]             [ ]
financing of $20 million and approval of the issuance
of Superconductor common stock pursuant to the terms
of the financing.

Proposal Three--Approval of an amendment to                     [ ]             [ ]             [ ]
Superconductor's Amended and Restated Certificate of
Incorporation to increase the number of authorized shares
of Superconductor common stock from 75,000,000
shares to 125,000,000 shares.

Proposal Four--Approval of an amendment to                     [ ]             [ ]             [ ]
Superconductor's Amended and Restated Certificate of
Incorporation to effect a reverse stock split.

Proposal Five--To transact any other business that             [ ]             [ ]             [ ]
may properly come before the meeting or any
adjournment or postponement thereof.
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
                                                                                                                         WILL
                                                                                                                        ATTEND
                                                             If you plan to attend the Special Meeting, please           [ ]
                                                             mark the WILL ATTEND box

                                                             Please disregard if you have previously provided
                                                             your consent decision. By checking the box to the right,    [ ]
                                                             I consent to future delivery of annual reports, proxy
                                                             statements, prospectuses and other materials and
                                                             shareholder communications electronically via the
                                                             Internet at a webpage which will be disclosed to me. I
                                                             understand that Superconductor Technologies Inc. may
                                                             no longer distribute printed materials to me from any
                                                             future shareholder meeting until such consent is
                                                             revoked. I understand that I may revoke my consent at
                                                             any time by contacting Superconductor Technologies
                                                             Inc.'s transfer agent, Registrar and Transfer Company
                                                             and that costs normally associated with electronic
                                                             delivery, such as usage and telephone charges as well
                                                             as any costs I may incur in printing documents, will
                                                             be my responsibility.
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SIGNATURE                     SIGNATURE                     DATE
         ===================           ===================      ================


  NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                     * Detach here from proxy voting card *
      Vote by Internet or Telephone or Mail, 24 Hours a Day, 7 Days a Week Internet and telephone voting is available through 4PM Eastern Time the business day prior to special meeting day.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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               INTERNET                                   TELEPHONE                             MAIL
      http://www.eproxy.com/____                        1-800-435-6710
Use the Internet to vote your proxy.    OR   Use any touch-tone telephone to vote  OR   Mark, sign and date
Have your proxy card in hand when you        your proxy. Have your proxy card in          your proxy card
access the web site. You will be             hand when you call. You will be                    and
prompted to enter your control number,       prompted to enter your control              return it in the
located in the box below, to create          number, located in the box below,         enclosed postage-paid
and submit an electronic ballot.             and then follow the directions given.            envelope.

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